Exhibit 10.18

STEC, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Dear [                    ]:

STEC, Inc. (the “Corporation”) is pleased to inform you that you have been awarded Restricted Stock Units (the “Units”) under the Corporation’s 2000 Stock Incentive Plan, as amended and restated (the “Plan”). To the extent they become vested, the Units will entitle you to receive shares of the Corporation’s common stock (the “Common Stock”) in a series of installments over your period of continued Service with the Corporation.

The Units are a non-voting bookkeeping device used under the Plan solely to determine any share issuance to eventually be made to you if and when the Units vest. Each Unit represents the right to receive one share of the Corporation’s Common Stock on the vesting date of that Unit. Unlike a typical stock option grant, the shares will be issued to you for your continued Service over the vesting period, without any cash payment required from you. However, you must arrange with the Corporation for the payment of the applicable income and employment withholding taxes (described below) that the Corporation must collect upon the issuance of those shares.

Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.

This Agreement sets forth the number of Units and underlying number of shares of Common Stock subject to your award, the applicable vesting schedule for those Units and underlying shares, the dates on which your vested shares will be issued to you and the remaining terms and conditions governing your award (the “Award”).

Award Date:	[ , 20 ]

Number of Units:	[ ] units representing an equal number of shares of Common Stock (the “Shares”)

Vesting Schedule:	The Units will vest in a series of [ ] successive equal [annual/quarterly/monthly] installments upon your completion of each successive [year/quarter/month] of Service over the [ ] period measured from the [ ] day of [ , 20 ].

Issuance Schedule:	The Shares will be issued immediately upon the vesting of Units in accordance with the foregoing Vesting Schedule. In no event, however, will any Shares actually be issued to you unless and until the applicable Withholding Taxes are collected from you.

Other important features of your Award are as follows:

1. Forfeitability. Should you cease Service prior to vesting in one or more Units subject to your Award, your Award will be cancelled with respect to those unvested Units (and the underlying Shares) on the first date you are no longer in Service, regardless of the reason for the termination of your Service, whether with or without cause, voluntary or involuntary. The number of your Units will be reduced accordingly, and you will cease to have any right or entitlement to receive any Shares under those cancelled Units.

The vesting schedule requires your continued Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Service for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate the forfeiture that occurs upon the termination of your Service.

2. Transferability. Prior to your actual receipt of the Shares in which you vest under your Award, you may not transfer any interest in your Award, your Units or the underlying Shares or pledge or otherwise hedge the sale of those Units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. Any attempt by you to do so will result in an immediate forfeiture of all of the Units awarded to you hereunder. However, your right to receive any Shares which have vested under your Units at or prior to your death but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death. You may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

3. Shareholder Rights. The Units create no fiduciary duty to you, and shall create only a contractual obligation on the part of the Corporation to issue Shares, subject to vesting and other terms and conditions of this Agreement and the Plan. The Units shall not be treated as property or as a trust fund of any kind.

You will not have any shareholder rights, including voting rights or dividend rights, with respect to the Shares subject to your Award until you become the record holder of those Shares upon their actual issuance to you following the Corporation’s collection of the applicable Withholding Taxes. Except as otherwise provided in Paragraph 4, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

Issuance of Shares following vesting of the corresponding Units shall be in complete satisfaction of such vested Units.

4. Adjustments. Should any change be made to the Common Stock subject to your Award by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments will be made to the number and/or class of securities issuable hereunder and the number and/or class of securities that vest on each vesting date pursuant to the Vesting Schedule set forth above.

5. Federal Income Taxation. You will realize ordinary income for federal income tax purposes on each date that Shares subject to your Award are issued to you, which is generally on or about the date on which you vest in the related portion of your Award, whether pursuant to the normal Vesting Schedule above or the special acceleration provisions of Paragraph 8 of this Agreement, and the Corporation must collect from you the applicable income taxes required to be withheld as a result of that income. The amount of your taxable income on each such date will be equal to the Fair Market Value per share of Common Stock on that date times the number of Shares issued to you on that date.

6. FICA Taxes. The Corporation must also collect from you the employee portion of the FICA (Social Security and Medicare) taxes that become due as the Shares subject to your Award vest in accordance with the provisions of this Agreement. The FICA taxes due on each such vesting date will be based on the Fair Market Value per share of Common Stock on that date.

7. Withholding Taxes. All applicable Withholding Taxes, as determined by the Corporation, must be collected from you as and when they become due. You may pay such Withholding Taxes through one of the following alternatives:

•	delivering a check payable to the Corporation in the amount of such Withholding Taxes;

•	irrevocable instructions given by you to a broker to remit to the Corporation cash from a previously established account you have with such broker in the amount of such Withholding Taxes; or

•

the use of proceeds from a next day sale of the Shares in which you vest, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing your sale of Corporation shares, (ii) you make an irrevocable commitment, before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

The Plan Administrator may, in its sole discretion and pursuant to procedures authorized and established by the Plan Administrator for such purpose, permit you to pay the Withholding Taxes that the Corporation must collect as the Shares vest and become issuable under the Award by allowing you to direct the Corporation to withhold a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of such Withholding Taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. You will be notified in writing in the event such Share withholding mechanism is actually to be made available to you with respect to one or more Shares that vest under this Agreement.

If any withholding event occurs other than with respect to the vesting of such Units, or if the Corporation for any reason is unable to satisfy the withholding obligations with respect to the vesting of the Units or issuance of Shares through any of the collection procedures specified in this Paragraph 7, the Corporation shall be entitled to require you to make a cash payment and/or to deduct from other compensation payable to you the amount of any such withholding obligation.

8. Corporate Transaction. The following provisions shall govern the treatment of your Units in the event of a Corporate Transaction should occur during your period of Service.

(a) Should the closing of a Corporate Transaction occur during your period of Service, then any Units at the time subject to your Award may be assumed by the successor entity or otherwise continue in full force and effect. No accelerated vesting of the Units shall occur in the event of such assumption or continuation of the Award.

(b) In the event the Award is assumed or otherwise continued in effect, the Units at the time subject to the Award will be adjusted immediately after the consummation of the Corporate Transaction so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Corporate Transaction would have been converted in consummation of that Corporate Transaction had those Shares actually been outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to your Award, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Corporate Transaction.

(c) If the Units subject to your Award are not so assumed or otherwise continued in effect under Paragraph 8(b), then those units will vest immediately prior to the closing of the Corporate Transaction. The Shares subject to those vested units will be issued immediately (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of that Corporate Transaction), subject to the Corporation’s collection of all applicable federal and state Withholding Taxes.

(d) Notwithstanding anything in this Section 8 to the contrary, in the event that the issuance of any Shares under this Section would lead to the early inclusion of income under Section 409A of the Code and a related excise tax, the distribution of such Shares shall be delayed until the next permissible distribution event that would not result in early inclusion of income or an excise tax under Section 409A of the Code.

9. Securities Law Compliance. The Corporation will use its reasonable commercial efforts to assure that all Shares issued pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to your Award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of the NASDAQ National Market or any Stock Exchange on which the Common Stock may then be listed. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Shares hereunder shall defer the Corporation’s liability with respect to the non-issuance of such Shares until such approval shall have been obtained.

10. Transfer Restriction. None of the issued Shares may be sold or transferred in contravention of (i) any market blackout periods the Corporation may impose from time to time or (ii) the Corporation’s insider trading policies to the extent applicable to you from time to time.

11. Benefit Limit. In the event the accelerated vesting and issuance of the Shares subject to your Award would (along with any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of your Service) otherwise constitute a parachute payment under Code Section 280G (such other benefits or payments and the Shares subject to accelerated vesting are referred to collectively as the “Parachute Payments”), the accelerated vesting and issuance of those Shares shall be subject to possible reduction under this Paragraph 11. Such accelerated vesting and issuance of Shares shall be reduced to the extent necessary to assure that you receive only the greater of the after-tax amount, taking into account any excise tax you incur under Code Section 4999, of (i) Parachute Payments that do not cause you to incur any excise tax under Code Section 4999, or (ii) all Parachute Payments without reduction. The extent of any reduction in accelerated vesting under this Paragraph 11 shall be determined by the Corporation in its sole discretion, and the Corporation in its sole discretion may, in lieu of reducing the accelerated vesting, reduce or eliminate any of the other Parachute Payments to the extent necessary to satisfy this Paragraph 11.

12. Notice. Any notice to be given or delivered to the Corporation relating to this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at the address indicated below your signature line on the last page of this Agreement or such other address of which you later advise the Corporation in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon you your legal representatives, heirs and the legatees of your estate.

14. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in the Award.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. At Will Employment. Nothing in this Agreement or your Award will provide you with any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your right or the right of the Corporation to terminate your Service at any time for any reason, with or without cause, or for no reason.

17. MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH YOU ARE (OR HAVE MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY’S COSTS (PROVIDED, HOWEVER, IF THE CORPORATION IS NOT THE PREVAILING PARTY, THEN THE ARBITRATOR’S COMPENSATION, FEES AND COSTS SHALL BE PAID BY THE CORPORATION IF SUCH COMPENSATION, FEES AND COSTS ARE REQUIRED TO BE PAID BY THE CORPORATION IN ACCORDANCE WITH APPLICABLE LAW), EXPENSES AND ATTORNEY’S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL.

18. Remaining Terms. The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations that may from time to time be adopted under the Plan. The official prospectus summarizing the principal features of the Plan is available for review online. Following is the link to Wealthviews, the Corporation’s online stock administrator. The user id should be your social security number (no dashes), and the initial pin (if you haven’t used the system before) would be the last 6 digits of your social security number. https://www.wealthviews.com/stec/

Please review the prospectus carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

[CONTINUED ON FOLLOWING PAGE]

You acknowledge reading and understanding the Plan, the prospectus for the Plan, and this Agreement. Provisions of the Plan that confer discretionary authority on the Board or the Plan Administrator do not (and shall not be deemed to) confer in you any rights unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Plan Administrator conferred by appropriate action after the date hereof.

Please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

STEC, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

I hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit award evidenced hereby. I further acknowledge and agree that the foregoing sets forth the entire understanding between the Corporation and me regarding my entitlement to receive the shares of the Corporation’s common stock subject to such award and supersedes all prior oral and written agreements on that subject.

Signature:
Address:

Dated:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.	Agreement shall mean this Restricted Stock Unit Agreement.

B.	Board shall mean the Corporation’s Board of Directors.

C.	Code shall mean the Internal Revenue Code of 1986, as amended.

D.	Common Stock shall mean the Corporation’s Common Stock.

E.	Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.	Corporation shall mean STEC, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of STEC, Inc., which shall by appropriate action adopt the Plan.

G.	Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H.	Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

I.	Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

J.	Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

K.	Service shall mean your performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, you shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) you no longer perform services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which you are performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though you may subsequently continue to perform services for that entity.

L.	Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

M.	Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

N.	Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock that vest under the Award.